         Exhibit 4.1       Advisory and Consulting Agreement


                                    Number of Shares
                                    ----------------

            4.1(a)                        5,000,000

            4.1(b)                        5,000,000

Exhibit 4.1(a)


                              CONSULTING AGREEMENT


         This Consulting Agreement (the "Consulting Agreement") made as of July 23, 1999, by and between H. Seth Kaplan, 1916 Tustin Ave., Newport Beach, CA 92660 ("Consultant") and N U Pizza Holding Corporation with offices at 16800 Devonshire St., Suite 305, Granada Hills, CA 91344 (the "Company").

                                   WITNESSETH

         WHEREAS, the Company is engaged in the business of restaurant operations and franchising, and retail food distribution, and wishes to expand its business by acquiring other companies; and

         WHEREAS, the Company requires and will continue to require consulting services relating management, strategic planning and marketing in connection with its business; and

         WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

         WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

         1.       APPOINTMENT.

         The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

         2.       TERM.

         The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on September 30, 2000, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties. If N U Pizza Holding Corporation desires to continue with this consulting program, the Company will give Seth Kaplan the right of first refusal to continue his services for the desired period and the Company will extent that right for up to a year from the date of this agreement.

         3.       SERVICES.

         During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

                  (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

                  (b) The implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

                  (c) Advise the Company relative to the recruitment and employment of key executives consistent with the expansion of operations of the Company;

                  (d) The identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, business acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof; and

                  (e) Advice and recommendations regarding corporate financing including the structure, terms and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing and other preferred and common stock equity private or public financing.

         4.       DUTIES OF THE COMPANY.

         The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all filings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

                  COMPENSATION.

         The Company will immediately grant Consultant the option to purchase 5,000,000 shares of the Company's Common Stock with an exercise price at $.03 per share, which option shall expire on September 30, 1999 at 5:00 P.M. P.S.T. The number of shares herein are subject to the anti-dilution provisions of the corresponding warrant which is being issued in conjunction with this Agreement. Consultant in providing the foregoing services, shall not be responsible for any out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

         6.       REPRESENTATION AND INDEMNIFICATION.

         The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

         7.       MISCELLANEOUS.

         TERMINATION: This Agreement may be terminated by either Party upon written notice to the other Party for any reason which shall be effective ten
(10) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

         MODIFICATION: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

         NOTICES: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

         WAIVER: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting

Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

         ASSIGNMENT: The Options under this Agreement are assignable at the discretion of the Consultant.

         SEVERABILITY: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         DISAGREEMENTS: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in San Diego, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

         IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

N. U. PIZZA HOLDING CORPORATION                    CONSULTANT



/s/ Dan Rouse                                      /s/ H. Seth Kaplan
----------------------                             -----------------------------
Dan Rouse                                          H. Seth Kaplan
President and CEO

Exhibit 4.1(b)


                              CONSULTING AGREEMENT


         This Consulting Agreement (the "Consulting Agreement") made as of July 23, 1999, by and between Darryl Gan, 1600 Antigua Way, Newport Beach, CA 92660 ("Consultant") and N U Pizza Holding Corporation with offices at 16800 Devonshire St., Suite 305, Granada Hills, CA 91344 (the "Company").

                                   WITNESSETH

         WHEREAS, the Company is engaged in the business of restaurant operations and franchising, and retail food distribution, and wishes to expand its business by acquiring other companies; and

         WHEREAS, the Company requires and will continue to require consulting services relating management, strategic planning and marketing in connection with its business; and

         WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

         WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

         1.       APPOINTMENT.

         The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

         2.       TERM.

         The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on September 30, 2000, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties. If N U Pizza Holding Corporation desires to continue with this consulting program, the Company will give Darryl Gan the right of first refusal to continue his services for the desired period and the Company will extent that right for up to a year from the date of this agreement.

         3.       SERVICES.

         During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

                  (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

                  (b) The implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

                  (c) Advise the Company relative to the recruitment and employment of key executives consistent with the expansion of operations of the Company;

                  (d) The identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, business acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof; and

                  (e) Advice and recommendations regarding corporate financing including the structure, terms and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing and other preferred and common stock equity private or public financing.

         4.       DUTIES OF THE COMPANY.

         The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all filings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

                  COMPENSATION.

         The Company will immediately grant Consultant the option to purchase 5,000,000 shares of the Company's Common Stock with an exercise price at $.03 per share, which option shall expire on September 30, 1999 at 5:00 P.M. P.S.T. The number of shares herein are subject to the anti-dilution provisions of the corresponding warrant which is being issued in conjunction with this Agreement. Consultant in providing the foregoing services, shall not be responsible for any out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

         6.       REPRESENTATION AND INDEMNIFICATION.

         The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

         7.       MISCELLANEOUS.

         TERMINATION: This Agreement may be terminated by either Party upon written notice to the other Party for any reason which shall be effective ten
(10) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

         MODIFICATION: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

         NOTICES: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

         WAIVER: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting

Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

         ASSIGNMENT: The Options under this Agreement are assignable at the discretion of the Consultant.

         SEVERABILITY: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         DISAGREEMENTS: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in San Diego, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

         IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

N. U. PIZZA HOLDING CORPORATION                      CONSULTANT



/s/ Dan Rouse                                        /s/ Darryl Gan
----------------------------                         ---------------------------
Dan Rouse                                            Darryl Gan
President